Exhibit 99.1

TTEC Announces Regina Paolillo as Global Chief Operating Officer and Dustin Semach as Chief Financial Officer

ENGLEWOOD, CO, Nov.9, 2021 – TTEC Holdings, Inc (NASDAQ: TTEC), one of the largest global customer experience (CX) technology and services innovators for end-to-end digital CX solutions, today announced Regina Paolillo as its Global Chief Operating Officer, a newly created role and named Dustin Semach as the Company's Chief Financial Officer. Both roles are effective immediately.

"This is an exciting day for us. Through TTEC Digital and TTEC Engage, we have created a one-of-a-kind CX technology and services platform that is winning in the market and positioning us to take the company to a new level. Having deliberately developed an experienced and tenured executive team, we are well positioned to evolve our leadership structure to deliver on our next stage of accelerated growth,” commented TTEC chairman and chief executive officer Ken Tuchman.

Tuchman continued, “To unlock the full potential of our differentiated platform, we are fortifying our leadership team to enable me to fully focus on the key drivers of client and shareholder value creation including our strategy, growing the business, expanding our technology rich offerings and strategic and accretive M&A. In partnership, Regina will focus on the operational aspects of the business and Dustin will lead TTEC’s global finance organization.”

The newly created role builds on Paolillo's strengths

In her 10 years as TTEC’s Chief Financial and Administrative Officer, Paolillo has been an inspirational leader responsible for balancing the need to grow with optimizing and protecting client, employee and shareholder value, all while dramatically advancing TTEC’s global digital and operational CX capabilities.

Before joining TTEC, Paolillo held a variety of executive level strategic, financial and operational roles at TriZetto, General Atlantic, Genpact and Gartner. She currently is a member of the board of directors at Unisys Corporation and Alight.

Semach brings deep digital technology and services experience

Semach was recruited into TTEC in 2020 with the intent to become the CFO. Over the last 12 months he has demonstrated strong strategic, financial, and operational acumen in executing the company’s finance functions with the objective of driving revenue growth, margin expansion and cash flow. Alongside his TTEC experience, Semach has had a relevant, tenured and noteworthy career in the technology services and business process outsourcing companies including Rackspace Technology, DXC, CSC, and IBM.

Address 9197 South Peoria Street Englewood, CO 80112	Contact Tim Blair Tim.Blair@ttec.com +1.303.397.9267

"We are excited to have such an experienced and talented executive to continue the evolution of our financial and investor relations functions and to aid the business in achieving our business financial growth targets," Tuchman concluded.

About TTEC

TTEC Holdings, Inc. (NASDAQ: TTEC) is one of the largest global customer experience (CX) technology and services innovators for end-to-end, digital CX solutions. The Company delivers leading CX technology and operational CX orchestration at scale through its proprietary cloud-based CXaaS (Customer Experience as a Service) platform. Serving iconic and disruptive brands, TTEC's outcome-based solutions span the entire enterprise, touch every virtual interaction channel, and improve each step along the customer journey. Leveraging next-gen digital and cognitive technology, the Company's Digital business designs, builds, and operates omnichannel contact center technology, conversational messaging, CRM, automation (AI / ML and RPA), and analytics solutions. The Company's Engage business delivers digital customer engagement, customer acquisition & growth, content moderation, fraud prevention, and data annotation solutions. Founded in 1982, the Company's singular obsession with CX excellence has earned its leading client NPS scores across the globe. The Company's nearly 62,300 employees operate on six continents and bring technology and humanity together to deliver happy customers and differentiated business results. To learn more, visit us at https://www.ttec.com

Address 9197 South Peoria Street Englewood, CO 80112	Contact Tim Blair Tim.Blair@ttec.com +1.303.397.9267